UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2010

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 700 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement

On June 9, 2010, Helicos BioSciences Corporation (“Helicos” or the “Company”) entered into a Sixth Amendment to Lease (the “Sixth Amendment”) with RB Kendall Fee, LLC (the “Landlord”).  The Sixth Amendment amends the Lease dated as of December 30, 2005, as amended, by and between Landlord’s predecessor in interest and Helicos (the “Lease”), relating to the Company’s leased space at its headquarters located at One Kendall Square, Cambridge, Massachusetts.  The Company entered into the Sixth Amendment in order to extend the term of its Lease as well as to consolidate its leased space as part of the Company’s efforts to reduce its monthly operating costs.

Pursuant to the Sixth Amendment, the term of the Lease with respect to approximately 27,298 square feet of the Company’s general office, laboratory and research and development space has been extended on a month to month basis from April 1, 2010 until June 30, 2010, after which Helicos will surrender such space to the Landlord.  In addition, the term of the Lease with respect to approximately 19,019 square feet of laboratory and storage space has been extended and will terminate on December 31, 2010.  Finally, the Company has leased approximately 7,245 square feet of new general office space at the Company’s headquarters at the One Kendall Square complex in Cambridge, Massachusetts beginning on July 1, 2010 until December 31, 2010.

The foregoing description of the Sixth Amendment is subject to, and qualified in its entirety by, reference to the Sixth Amendment, a copy of which is included as Exhibit 10.1 to this report and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Sixth Amendment to Lease, dated as of June 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Ronald A. Lowy
Date: June 14, 2010	Name: Ronald A. Lowy
Title: President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Sixth Amendment to Lease, dated as of June 9, 2010